Exhibit 4.6
EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE
Dated as of December 1, 2009
Supplementing that Certain
INDENTURE
Dated as of June 9, 2009

Among
EXPRESS SCRIPTS, INC.,
THE GUARANTORS PARTIES HERETO
and
UNION BANK, N.A.,
as Trustee

FOURTH SUPPLEMENTAL INDENTURE
The Fourth Supplemental Indenture (this “Fourth Supplemental Indenture”), dated as of December 1, 2009, among Express Scripts, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the Guarantors listed as signatories hereto (each, an “Existing Guarantor”; and collectively, the “Existing Guarantors”), NextRx, Inc., a Delaware corporation, NextRx Services, Inc., a New York corporation, and NextRx, LLC, an Ohio limited liability company (each, a “Successor Guarantor”; and collectively, the “Successor Guarantors”) and Union Bank, N.A., a national association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to the indenture, dated as of June 9, 2009, as supplemented by the First Supplemental Indenture thereto, dated as of June 9, 2009 (the “First Supplemental Indenture”), relating to the 5.250% Notes due 2012 (the “2012 Notes”), the Second Supplemental Indenture thereto, dated as of June 9, 2009 (the “Second Supplemental Indenture”), relating to the 6.250% Notes due 2014 (the “2014 Notes”) and the Third Supplemental Indenture thereto, dated as of June 9, 2009 (the “Third Supplemental Indenture” and together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Supplemental Indentures”), relating to the 7.250% Notes due 2019 (the “2019 Notes” and together with the 2012 Notes and the 2014 Notes, the “Notes”) (so supplemented, the “Indenture”);
WHEREAS, each of NextRx Sub I, LLC, NextRx Sub II, LLC and NextRx Sub III, LLC (collectively, the “NextRx Subs”) has merged with and into the Successor Guarantors (the “NextRx Mergers”), with each of the Successor Guarantors as the surviving entity in the NextRx Mergers;
WHEREAS, the Supplemental Indentures provide that upon any consolidation or merger by any Existing Guarantor with or into any Person, the successor Person formed by such consolidation or merger shall sign a supplemental indenture and guarantee and succeed to, and be substituted for, an exercise every right and power of, the Existing Guarantor;
WHEREAS, pursuant to Section 7.1 of each Supplemental Indenture, the Company and the Trustee are authorized to execute this Fourth Supplemental Indenture without consent of Holders of the Notes.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, each Successor Guarantor hereby succeeds to the guarantee of the Company’s obligations under the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Guarantee, Etc. Each Successor Guarantor hereby agrees that from and after the date hereof it shall be a Guarantor under the Indenture and be bound by its terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all of the obligations of a Guarantor thereunder.
          3. Ratification of Indenture; Supplemental Indenture Part of Indenture. The Indenture is in all respects ratified and confirmed, and all terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          4. Representations and Warranties. Each Successor Guarantor hereby represents that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) it has full power, authority and legal rights to execute and deliver this Fourth Supplemental Indenture and to perform its obligations hereunder and under the Indenture, (c) the execution, delivery and performance by it of this Fourth Supplemental Indenture has been duly authorized by all necessary corporate action, and no other proceedings or actions on the part of such Successor Guarantor are necessary therefor and (d) this Fourth Supplemental Indenture has been duly and validly executed and delivered by such Successor Guarantor and constitutes a legal, valid and binding obligation of such Successor Guarantor, enforceable against such Successor Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

          5. No Personal Liability of Directors, Officers, Employees or Stockholders. No director, officer, employee, member or stockholder of each of the Successor Guarantors, as such, will have any liability for any obligations of the Company, any Existing Guarantor or any Successor Guarantor under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases the Company, each Existing Guarantor and each Successor Guarantor from all such liability. The waiver and release are part of the consideration for issuance of the Guarantee by each Successor Guarantor.
          6. GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE AND THE GUARANTEES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
          7. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.
          8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          9. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Successor Guarantors, the Existing Guarantors and the Company.

2

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.

EXPRESS SCRIPTS, INC.
By:	/s/ Martin P. Akins
	Name:	Martin P. Akins
	Title:	Associate General Counsel

AIRPORT HOLDINGS, LLC
ESI REALTY, LLC

By: Express Scripts, Inc., as sole Member

By:	/s/ Martin P. Akins
	Name:	Martin P. Akins
	Title:	Secretary

BYFIELD DRUG, INC.
CHESAPEAKE INFUSION, INC.
CURASCRIPT, INC.
CURASCRIPT PBM SERVICES, INC.
ESI MAIL PHARMACY SERVICE, INC.
EXPRESS SCRIPTS SPECIALTY
DISTRIBUTION SERVICES, INC.
EXPRESS SCRIPTS UTILIZATION
MANAGEMENT CO.
FRECO, INC.
FREEDOM SERVICE COMPANY, LLC
HEALTHBRIDGE REIMBURSEMENT AND
PRODUCT SUPPORT, INC.
IBIOLOGIC, INC.
LYNNFIELD DRUG, INC.
MATRIX GPO LLC
MOORESVILLE ON-SITE PHARMACY, LLC
PRIORITYHEALTHCARE.COM, INC.
PRIORITY HEALTHCARE CORPORATION
PRIORITY HEALTHCARE CORPORATION WEST
PRIORITY HEALTHCARE PHARMACY, INC.
SINUSPHARMACY, INC.
SPECIALTY INFUSION PHARMACY, INC.
SPECTRACARE, INC.
SPECTRACARE HEALTH CARE
VENTURES, INC.
SPECTRACARE INFUSION PHARMACY, INC.

By:	/s/ Patrick McNamee
	Name:	Patrick McNamee
	Title:	President

CARE CONTINUUM, INC.
HEALTHBRIDGE, INC.
LYNNFIELD COMPOUNDING CENTER, INC.
PHOENIX MARKETING GROUP, LLC
PRIORITY HEALTHCARE DISTRIBUTION, INC.

By:	/s/ Michael Holmes
	Name:	Michael Holmes
	Title:	President

CFI OF NEW JERSEY, INC.
DIVERSIFIED PHARMACEUTICAL SERVICES, INC.
ESI CLAIMS, INC.
ESI ENTERPRISES, LLC
EXPRESS SCRIPTS PHARMACEUTICAL
PROCUREMENT, LLC
EXPRESS SCRIPTS SALES DEVELOPMENT CO.
EXPRESS SCRIPTS SENIOR CARE, INC.
EXPRESS SCRIPTS SENIOR CARE
HOLDINGS, INC.
IVTX, INC.
NATIONAL PRESCRIPTION
ADMINISTRATORS, INC.
VALUE HEALTH, INC.
YOURPHARMACY.COM, INC.

By:	/s/ George Paz
	Name:	George Paz
	Title:	President

CONNECTYOURCARE, LLC CONNECTYOURCARE COMPANY, LLC
By:	/s/ Marc Palmer
	Name:	Marc Palmer
	Title:	President

ESI PARTNERSHIP
By: Express Scripts, Inc., as Partner

By:	./s/ George Paz
	Name:	George Paz
	Title:	Chairman, Chief Executive Officer and President

By: ESI-GP Holdings, Inc., as Partner

By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

ESI-GP HOLDINGS, INC. ESI RESOURCES, INC.
By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

EXPRESS SCRIPTS CANADA HOLDING, CO.
By:	/s/ Michael Biskey
	Name:	Michael Biskey
	Title:	President

MSC — MEDICAL SERVICES COMPANY SPEEDY RE-EMPLOYMENT, LLC
By:	/s/ Edward Ignaczak
	Name:	Edward Ignaczak
	Title:	President

SPECTRACARE OF INDIANA
By: Spectracare, Inc., as Partner

By:	/s/ Patrick McNamee
	Name:	Patrick McNamee
	Title:	President

By: Care Continuum, Inc., as Partner

By:	/s/ Michael Holmes
	Name:	Michael Holmes
	Title:	President

NEXTRX LLC,

by
/s/ Martin P. Akins
Name: Martin P. Akins
Title: Secretary

NEXTRX, INC.

by
/s/ Martin P. Akins
Name: Martin P. Akins
Title: Secretary

NEXTRX SERVICES, INC.

by
/s/ Martin P. Akins
Name: Martin P. Akins
Title: Secretary

UNION BANK, N.A., AS TRUSTEE

By
/s/ Hugo Gindraux
Name: Hugo Gindraux
Title: Vice President